UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K / AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2018

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

(Address of principal executive offices)

001-31-20-578-7730

Registrant’s telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The following is the Management’s Discussion and Analysis (“MD&A”) of the financial statements of Natur Holding BV, a Netherlands company, a wholly owned subsidiary of Natur International Corp., a Wyoming corporation (formerly named “Future Healthcare of America” and referred to herein as “Future Healthcare of America” or the “NTRU”). This MD&A is being provided to better elucidate the financial statements of the Natur Holding BV, which has become the primary operations of NTRU as a result of the share exchange transaction consummated on November 13, 2018, by which NTRU acquired Natur Holding BV.

This MD&A will cover the activities of Natur Holding BV for the fiscal year ended December 31, 2017 and the nine-month period ended September 30, 2018. The basis of this MD&A is the audited financial statements for the fiscal year ended December 31, 2017 and the nine-month period ended September 30, 2018. These statements are not an integral part of the financial statements.

Executive overview

Natur Holding BV (the “Company,” “Natur,” “our” or “we”) was founded in late 2015 and has its headquarters in Amsterdam, the Netherlands. Natur’s current products include a range of cold pressed juices and healthy snacks. These products are currently sold either directly or through distribution partners in the Netherlands and the United Kingdom, and the Company is formulating plans for further expansion in Europe and North America.

Natur’s products are produced by our primary product supplier AMC Juices, which is also the parent company of one of our shareholders, SFI Gestion de Participaciones Minoritarias SL. AMC Juices is one of the leading European suppliers of “white label” natural juices to over 70 of the largest retail chains in Europe. AMC is well known as the sector’s innovation leader in Europe with proprietary manufacturing and production technologies.

Natur’s products are bottled or packed using technically advanced food safety measures, including cold pressed and high-pressure processing, to bring fresh tasting fruit and vegetable blends to market through more than 15 product types.

AMC’s propriety technologies are at the core of the proposition to incorporate HPP (High Pressure Processing) and SNFC (Super non-from concentrate juices, that holds in the taste of freshness and yet extends shelf life to over 6 months) in our products.

Natur’s product’s route to market combines direct-to-business, direct-to-consumer and through select distributors. We also operate our flagship branded store in the Amsterdam canal district to operate as a consumer experiential environment. Our direct to consumer distribution is done via our own ‘flagship’ store outlet, shop- in-shop solutions, supermarket chains, health clubs and online sales. We have created a robust multi-country, e-commerce platform that offers “curated” propositions and personalized delivery options to optimally increase our direct-to-consumer relationship. We also make use of tailored social media tools and slick viral marketing campaigns.

Natur operated as a private enterprise in the Netherlands from its founding in 2015 through November 13, 2018, when it was acquired as a wholly owned subsidiary in a share exchange transaction by Future Healthcare of America. Immediately after the share exchange transaction, the former Natur shareholders collectively own the controlling position among the shareholders of NTRU. In the transaction it was agreed that the (former) activities of Future Healthcare of America will be terminated. The continuing activities of NTRU consist of the Natur Holding BV activities as described above. Future Healthcare of America was founded on June 22, 2012, as a Wyoming corporation. It recently operated under the name “Future Healthcare of America.” That name was changed on January 7, 2018, when it was re-named “Natur International Corp.”

Financial condition, changes in financial condition and results of operations

In 2015/2016 the Company developed, together with its related partner AMC Juices, a range of cold-pressed juices, and in the fourth quarter 2016 the first entry to the market was achieved. In 2017 the range of products was extended by adding a range of nearly not heated juices and coconut water smoothies with a shelf life of 180 days (SNFC). This achieved the aim of providing products at a lower price point and offering a product that can be shipped ambient for a certain period of time. We further extended our HPP line with shots, lemonades and breakfast drinks. The current product offering of juices includes 38 different products. Also, an additional range of snack offerings was developed in 2018 that the Company aims to add to its portfolio in the second quarter of 2019.

During 2018, management of the Company was heavily involved in the negotiations with management and shareholders of Future Healthcare of America for a form of combination transaction. A lack of free cash has limited the ability of the Company to grow significantly in its home market of the Netherlands and the United Kingdom. As a consequence, management recently has been focused on cost cutting measures, which were effective in the short term to mitigate and control the cost development.

As part of the Company’s strategy to operate in a lean manner, the Company decided to centralize all support functions at its headquarters in the Netherlands and to support global account management centrally. For that reason, effective November 30, 2018, the Company closed down the London office. The existing support functions were transferred to the headquarters in Amsterdam. A distributor for the UK has been engaged that will deliver the Natur products to our existing local customer base.

The table below sets forth the profit and loss account for the periods ended December 31, 2017, and September 30, 2018:

	September 30, 2018	December 31, 2017
REVENUE	1,501,422	526,339
GROSS MARGIN	632,125	93,434
Total operating expenses	4,533,805	7,499,295
LOSS FROM OPERATIONS	(3,901,680)	(7,405,861)
Interest expense	207,674	327,769
INCOME FROM CONTINUING OPERATIONS	(4,109,354)	(7,733,630)
Discontinued operations (Note 13)	-	-
Loss from operations of discontinued operations	(795,354)	(1,416,010)
NET LOSS ATTRIBUTE TO MEMBERS	(4,904,708)	(9,149,640)

Revenues for continued operations increased by 185% compared to prior year. At the same time, economies of scale and supply chain efficiency improvements have resulted in an improved margin. During 2018, various measures were taken to mitigate the loss-making of our operational activities, leading to a sharp decrease in our losses during the first nine months of 2018. Wages and salaries have been under strict control by utilizing digital and automated solutions for our support functions. Due to cash restrictions we have not been able to invest in the marketing and activation of our products in the various channels to the extent desired. Nevertheless, we have now exceeded our prior year revenues by almost $1 million for the nine months of 2018. We have used guerilla marketing techniques and active sales to achieve this.

Management of the Company is aware that the auditor expressed an opinion on the matter of going concern; it is the intent of management to continue with the streamlining of the operations, whilst at the same time increasing revenue by introducing new products and attracting new customers. The relative share of costs against this increase in revenue is significantly lower which has a positive effect on the development of the gross margin and cash flow from operations. As a result, the substantial doubt about the Company’s ability to continue as a going concern should be alleviated. Notwithstanding the foregoing, the Company will seek capital as needed, which may be either equity or debt, or both. The Company does not have any agreements in place for any capital at this time.

We will build our international presence from a solid position in the Dutch market place, and in parallel, develop the market for the United Kingdom, to provide the Company with a good international platform and a blueprint for its further European roll-out

Year to year comparison; liquidity and capital resources

Total net cash flow for the year 2017 amounted to approximately $0.9 million. The operating loss for 2017 was $(-9.1) million, which was partly financed by Efficiency Life Fund, a related party through its being a significant shareholder, who provided several loans to cover for these losses, and partly financed by two external convertible loans of €0,5 million and €0.8 million, respectively. During 2017 we also opened our flagship store in Amsterdam in which we invested about $0.2 million.

Total negative cash flow for the nine months ended September 30, 2018 was $(-1.2) million. The main reason for the negative cash flow was the net operating loss of $(-4.8) million, which was partly funded by related parties. NL Life Sciences and Efficiency Life Fund both provided bridge loans to ensure continuity. The operating loss was the result of many start-up expenses, including product development, legal and accounting expenses, initial marketing expenses and funding product production prior to revenue production. The Company believes that it will continue to have the kinds of start-up operational typical of a developing and expanding company for the foreseeable future as it implements its business plan.

	September 30, 2018	December 31, 2017

Net increase/(decrease) of cash position	(1,047,997)	937,892

Cash position beginning of period	1,082,734	144,842
Cash position end of period	34,747	1,082,734

As at September 30, 2018, the Company had a substantial negative working capital. The Company does not believe that this amount of working capital will be sufficient to sustain its operations at its current rate or support expansion of its business as planned. The Company will have to obtain further funding, either by the sale of equity or entering into borrowing arrangements, or a combination of debt and equity arrangements. The Company does not have any arrangements in place at this time for additional funding. And even if funding is available, it may not be available on acceptable terms. Additional equity funding will have the effect of dilution of the current investors’ ownership position in NTRU, or if the equity is sold at the subsidiary level, the ownership of Natur by the parent company, NTRU. Also, the funding arrangements entered into by NTRU at the time of the acquisition of Natur have many limitations on the NTRU’s and the Company’s ability, to freely price and obtain funding, some of which extend for a substantial period of time hereafter, including rights of first negotiation, rights of participation, and price ratchet protections for the benefit of the funding source of that financing.

If the Company or NTRU is unable to obtain funding for its operations and expansion when needed, it may be required to adjust its business plan, which may include curtailing certain or its operations or terminating its business.

Unusual events that materially affected or are expected to materially affect income

As a start-up company, the first two years were mainly focused on developing the products, building relationships with key-suppliers, contracting with distributors and launching our products. Whilst the global market for our key products developed according to the vision management had at the start, the capital requirements for this type of business were greater than anticipated, and the market adaptation to our products was less than we expected in this short period. The new product range that we launched at the end of 2017 made our general consumer base larger and we expect that our revenues correspondingly will improve.

Management has sought and continues to seek strategic partnerships to strengthen the business model and to secure additional capital, as, if and when needed. This search led to a series of discussions and meetings with the management and shareholders of Future Healthcare of America in 2018. In November 2018 the Company and Future Healthcare of America concluded a combination transaction and secured approximately $2 million of funding that has allowed management to refocus its attention on developing and growing the key business of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Audited financial information for Natur Holding B.V. as of and for the year ended December 31, 2017 and the nine months ended September 30, 2018, together with the audit report for the foregoing periods of Malone Bailey LLC dated January 9, 2019. See page 7.

(b)          Pro Forma Financial Information.

Pro forma financial information relating to the Share Exchange Transaction as of and for the nine months ended September 30, 2017 and the year ended December 31, 2017. See page 21.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement *
10.2	Securities Purchase Agreement *
10.3	Registration Rights Agreement, by and between Future Healthcare of American and Alpha Capital Anstalt **

*  Previously filed with the initial report on Form 8-K, filed for the event dated November 13, 2018, which were incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on September 24, 2018.

** Previously filed with the initial report on Form 8-K, filed for the event dated November 13, 2018.

NATUR HOLDING BV

FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the members and Board of Directors of

Natur Holdings BV

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Natur Holdings BV and its subsidiaries (collectively, the “Company”) as of September 30, 2018 and December 31, 2017, and the related consolidated statements of comprehensive loss, and cash flows for the nine month period ended September 30, 2018 and year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and December 31, 2017, and the results of their operations and their cash flows for the nine-month period ended September 30, 2018 and year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2018.

Houston, Texas

January 9, 2019

NATUR HOLDING BV

CONSOLIDATED BALANCE SHEET

(Audited)

ASSETS	NOTE	September 30, 2018	December 31, 2017

Current assets
Cash at banks and in hand		34,747	1,082,734
Accounts receivable		108,431	39,165
Related party receivable	3	1,861	131,749
Inventories		148,891	269,469
Other current assets	4	378,092	360,590
Current assets held for disposal		75,879	401,747
Total current assets		747,901	2,285,454

Fixed Assets
Intangible fixed assets		49,182	85,694
Tangible fixed assets	5	570,872	667,538
Financial Fixed Assets	6	217,488	224,560
Non-current assets held for disposal		55,940	61,719
Total fixed assets		893,482	1,039,511

TOTAL ASSETS		1,641,383	3,324,965

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Short term debt
Accounts Payable		1,813,056	993,667
Accrued expenses & other contingent liabilities	7	546,779	672,622
Related party other liabilities	8	1,952,598	1,195,627
Related party other notes	9	992,247	552,061
Convertible note payable	10	1,689,134	1,559,875
Related party convertible note payable	11	11,846,208	11,031,512
Current liabilities held for disposal		92,696	252,841
Total short term debt		18,932,718	16,258,205

Total liabilities		18,932,718	16,258,205

Retained Deficit
Common stock		11,677	11,677
Additional paid in capital		3,420,643	3,420,643
Total Members’ deficit		(20,155,456)	(15,250,748)
Accumulated other comprehensive loss		(568,199)	(1,114,812)
TOTAL EQUITY		(17,291,335)	(12,933,240)

LIABILITIES AND MEMBERS’ DEFICIT		1,641,383	3,324,965

The accompanying notes are an integral part of these financial statements

NATUR HOLDING BV

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Audited)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2018	2017

REVENUE	1,501,422	526,339

COST OF GOODS SOLD	869,297	432,905

GROSS MARGIN	632,125	93,434

OPERATING EXPENSES
Wages & Salaries	1,042,454	1,873,130
Selling, General & Administrative	3,333,818	5,455,188
Amortization & depreciation	157,533	170,977

Total operating expenses	4,533,805	7,499,295

LOSS FROM OPERATIONS	(3,901,680)	(7,405,861)

Interest expense	207,674	327,769

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,109,354)	(7,733,630)

Income taxes	-	-

INCOME FROM CONTINUING OPERATIONS	(4,109,354)	(7,733,630)

Discontinued operations (Note 13)
Loss from operations of discontinued operations	(795,354)	(1,416,010)

NET LOSS ATTRIBUTE TO MEMBERS	(4,904,708)	(9,149,640)

Loss per share – basic and diluted	(4.73)	(8.82)

COMPREHENSIVE INCOME

Net Loss	(4,904,708)	(9,149,640)
Other comprehensive income (loss)
foreign currency translation adjustments	546,613	(968,348)

COMPREHENSIVE LOSS	(4,358,095)	(10,117,987)

The accompanying notes are an integral part of these financial statements

NATUR HOLDING BV

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(Audited)

	Common	Other Paid	Retained	Accumulated
	Stock	in Capital	deficit	OCI	Total
Balance at December 31, 2016	11,677	3,420,643	(6,101,108)	(146,464)	(2,815,252)

Net Loss	-	-	(9,149,640)	-	(9,149,640)
Accumulated other comprehensive loss	-	-	-	(968,348)	(968,348)

Balance at December 31, 2017	11,677	3,420,643	(15,250,748)	(1,114,812)	(12,933,240)

Net Loss	-	-	(4,904,708)	-	(4,904,708)
Accumulated other comprehensive loss	-	-	-	546,613	546,613

Balance at September 30, 2018	11,677	3,420,643	(20,155,456)	(568,199)	(17,291,335)

The accompanying notes are an integral part of these financial statements

NATUR HOLDING BV

CONSOLIDATED CASHFLOW STATEMENT

(Audited)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2018	2017

CASHFLOW FROM OPERATING ACTIVITIES
Net Loss	(4,904,708)	(9,149,640)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	157,533	170,977
Changes in:
- Accounts receivable	(69,266)	95,287
- Related party receivable	129,888	(65,184)
- Inventories	120,578	(216,017)
- Other current assets	(17,502)	933,149
- Accounts payable	819,389	(765,934)
- Related parties other liabilities	756,971	1,195,627
- Accrued expenses & other contingent liabilities	(125,843)	242,241
Net cash used from operating activities	(3,132,960)	(7,559,494)
Net cash used from operating activities - Discontinued operations	164,960	26,141

CASHFLOW FROM INVESTING ACTIVITIES
Cash paid for purchase of property and equipment	(17,283)	(340,429)
Net cash used from investing activities	(17,283)	(340,429)
Net cash used from investing activities - Discontinued Operations	5,779	16,713

CASHFLOW FROM FINANCING ACTIVITIES
Related party other loans	440,186	(2,828,078)
Convertible note payable	129,259	1,559,875
Related party convertible note payable	814,696	11,031,512
Net cash from financing activities	1,384,141	9,763,309
Net cash from financing activities - Discontinued Operations	763	-

Effect of foreign exchange rate changes on cash and cash equivalents	546,613	(968,348)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,047,987)	937,892

CASH AND CASH EQUIVALENTS beginning of period	1,082,734	144,842
CASH AND CASH EQUIVALENTS end of period	34,747	1,082,734

The accompanying notes are an integral part of these financial statements

NOTE 1 DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of business: Natur Holding B,V. (“we”, “our”, “the Company” or “Natur”) was founded in late 2015 and has its headquarters in Amsterdam, the Netherlands.

Our current products include a range of cold pressed juices and healthy snacks. These products are currently sold either directly or through distribution partners in the Netherlands and the United Kingdom.

Through our related party AMC, we apply patented technology to proprietary nutrient dense blends of fruit and vegetables. These are bottled or packed with technically advanced food safety measures and cold high-pressure processing to bring fresh tasting fruit and vegetable blends to market through more than fifteen product types. Natur’s distribution combines direct-to-business, direct-to-consumer and through select distributors. We also operate our flagship branded store in the Amsterdam canal district to operate as a consumer experiential environment.

The Company products value proposition is to affordably provide the most authentic fresh fruit and vegetable juice experiences to democratize clean, healthy, eating and drinking occasions.

Basis of presentation. The Company prepares its financial statements using the accrual basis of accounting in accordance with United States generally accepted accounting principles (“US GAAP”).

Consolidation - The financial statements presented reflect the accounts of Natur Holding B.V. and its direct or indirect subsidiaries. All inter-company transactions have been eliminated in consolidation.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration and Credit Risk. Two customers accounted for more than 58% of revenues from continuing operations for the nine months ended September 30, 2018. No other customers exceeded 10% of revenues during the nine months ended September 30, 2018, and the year ended December 31, 2017. For the nine months ended September 30, 2018, and the year ended December 31, 2017, there was no material concentration of trade debt to individual customers. No individual customer exceeded 7% of accounts receivable as of September 30, 2018, and December 31, 2017. The Company believes it will continue to reduce the customer concentration risks by engaging new customers and increasing activity of existing less active customers and smaller, newer customer relationships. The Company is also utilizing its ability to sell its receivable debts to a third party to reduce the recoverability risk of its larger accounts. While the Company continues to acquire new customers in an effort to grow and reduce its customer concentration risks, management believes these risks will continue for the foreseeable future especially regarding revenue concentration.

Three vendors accounted for more than 23% of accounts payable at September 30, 2018, and three vendors accounted for more than 22% of accounts payable at December 31, 2017. No other vendors exceeded 10% of accounts payable at September 30, 2018 and December 31, 2017.

Cash and Cash Equivalents. Cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable. Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for bad debts. The allowance for bad debts is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances. As of September 30, 2018, and December 31, 2017, we did not record any allowance for bad debts. Selected account receivables are sold to a factoring company with a transfer of risk of non-collectability.

Inventory. Inventory, consisting of raw materials, work in progress and finished goods, is valued at the lower of the inventory’s costs or net realizable value, using the first in, first out method to determine the cost. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.

Property and Equipment. Property and equipment are valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Category	Estimated Useful lives
Building and improvements	5 years
Machines and installations	5 years
Furniture and fixtures	7 years
Hardware and software	3 years

Revenue Recognition. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which generally requires an entity to identify performance obligations in its contracts, estimate the amount of consideration to be received in the transaction price, allocate the transaction price to each separate performance obligation, and recognize revenue as obligations are satisfied. Additionally, the standard requires expanded disclosures related to revenue recognition. Subsequent to the issuance of ASU 2014-09, the FASB issued additional guidance to assist entities with implementation efforts, including the issuance of ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), pertaining to the presentation of revenues on a gross basis (revenues presented separately from associated expenses) versus a net basis. This guidance requires an entity to record revenue on a gross basis if it controls a promised good or service before transferring it to a customer, whereas an entity is required to record revenue on a net basis if its role is to arrange for another entity to provide the goods or services to a customer.

The Company adopted the new revenue recognition and presentation guidance on January 1, 2018, using a full retrospective transition approach. We believe that adoption of the new guidance had no cumulative effect impact on the Company’s retained earnings at January 1, 2018.

The new guidance does not have a material impact on the timing of the Company’s revenue recognition or its financial position, results of operations, net income, or cash flows.

Foreign Currency Translation. The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The financial records of the Company are maintained in its local currency, the euro (“EUR”), which is the functional currency. Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Translation of amounts from EUR into U.S. dollars has been made at the following exchange rates for the respective periods:

	September 30, 2018	December 31, 2017
Balance Sheets	0.8605	0.8334
Statements of operations and comprehensive income (loss)	0.8375	0.8870
Equity	0.9037	0.9037

Cost of Revenues. Cost of revenue includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, costs for finished products, pick packing costs, storage costs and transportation costs. Cost of revenues are recorded in the same period as the resulting revenue.

Employee Benefits. Wages, salaries, bonuses and social security contributions are recognized as an expense in the year in which the associated services are rendered by employees. For any unused portion of vacation leave, an accrual is recorded for carry over to the following year.

Income Taxes. The Company is structured as a Dutch limited liability company. Tax on the result is calculated based on the result before tax in the profit and loss account, taking into account losses available for set-off from previous years (to the extent that they have not already been included in the deferred tax assets) and exempt profit components and after the addition of non-deductible costs. Due account is also taken of changes which occur in the deferred tax assets and deferred tax liabilities in respect of changes in the applicable tax rate.

The corporate tax rate for profits above $238,812 (or €200,000) amounts to 25%. Below that amount the rate is 20%. Tax losses can be carried back one year and carried forward nine years to offset future profits.

We have the following Net Operating Losses that we will be able to offset against future profits with regards to corporation tax.

2016: $2,247,706

2017: $7,733,630

2018: $3,980,396 (up to September 30)

In the financial statements of group companies, a tax charge is calculated on the basis of the accounting result. The corporate income tax that is due by these group companies is charged into the current accounts of the company.

Because of the compensable losses no deferred taxes are included in the financial statements. From incorporation of the company only the Corporation Tax return of 2015/2016 has been filed. All years are still subject to examination.

Fair Value of Financial Instruments. The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments. The long-term debt approximate fair value since the related rates of interest approximate current market rates.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Income /(Loss) Per Share - The Company computes income (loss) per share in accordance with Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260 Earnings Per Share, which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (see Note 11).

NOTE 2 GOING CONCERN

The Company considered its going concern disclosure requirements in accordance with ASC 240-40-50. The Company concluded that its negative working capital and decreased cash flows from operations are conditions that raised substantial doubt about the Company’s ability to continue as a going concern. Without a successful plan in place from management these conditions could negatively impact the Company’s ability to meets its financial obligations over the next year. In response, the Company has implemented a plan to alleviate such reasonable doubt as follows: (i) the Company will continue to generate additional revenue (and positive cash flows from operations) partly related to the Company’s expansion into new product lines during 2019 and partly related to the Company wide sales initiatives already implemented; (ii) in addition cost saving initiatives and an organization restructuring program that is almost completed, will have an additional positive impact on the cost-basis of the organization. Notwithstanding the foregoing, the Company will seek capital as needed, which may be either equity or debt, or both. The Company does not have any capital sources determined at this time, and capital may not be available when sought. The accompanying financial statements have been prepared assuming that the company will continue as a going concern.

NOTE 3 RELATED PARTY RECEIVABLE

Receivables of related parties at September 30, 2018, and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017

NL Life Sciences	-	93,748
Flare Media	-	37,156
Other related party receivable	1,861	845
	1,861	131,749

NOTE 4 OTHER CURRENT ASSETS

Other current assets at September 30, 2018, and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017

VAT receivable	230,915	162,687
Prepaid expenses	147,002	197,812
Other Receivables	175	91
	378,092	360,590

NOTE 5 TANGIBLE FIXED ASSETS

Property and equipment at September 30, 2018, and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017
Building and improvements	499,200	515,432
Machines and installations	66,870	69,043
Furniture and fixtures	199,764	206,260
Hardware and software	88,444	46,090
	854,278	836,825

Less: Accumulated Depreciation	(283,406)	(169,287)
	570,872	667,538

Depreciation expense for the period ended September 30, 2018, and the year ended December 31, 2018, was $131,931, and $157,534, respectively.

NOTE 6 FINANCIAL FIXED ASSETS

Financial fixed assets are deposits for the head office rent and deposits for the shops in Amsterdam. They will be repaid upon expiration of the lease.

Name	Amount	Duration contract until
Head office Rental contract	$105,119	June 30, 2021
Ferdinand Bol	$35,154	December 31, 2025
Prinsengracht	$18,983	June 30, 2022
Credit card deposit	$24,096
Other	$34,050
Total	$217,488

NOTE 7 ACCRUED EXPENSES & OTHER CONTINGENT LIABILITIES

Accrued expenses & other contingent liabilities at September 30, 2018, and December 31, 2017 consisted of the following:

	September 30,	December 31,
	2018	2017
Taxes payable	461,962	412,748
Invoices to be received	45,287	185,488
Holiday Allowance Payable	17,789	39,764
Other accrued expenses & other contingent liabilities	21,741	34,622
	546,779	672,622

NOTE 8 RELATED PARTY OTHER LIABILITIES

Loans from other related parties at September 30, 2018, and December 31, 2017 consisted of the following:

	September 30,	December 31,
	2018	2017
NL Life Sciences B.V.	952,427	-
STB Family Offices	407,895	185,012
AMC	250,469	789,148
Management	174,325	-
Yoomoo	99,479	102,714
Other related party debt	68,003	118,753
	1,952,598	1,195,627

For the loan from NL Life Sciences and STB Family Offices there is no repayment schedule in place. The interest rate is charged on the basis of EURIBOR + 3% on the average balance of the loan.

AMC is the supplier of the juices that are sold by the Company. Total purchased products for the nine months ended September 30, 2018 is $1.1 million.

The other loans consist of the procurement of juices and consulting fees for the management team. No interest is being charged.

NOTE 9 RELATED PARTY OTHER NOTES

Loan from other related parties at September 30, 2018, and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017
Efficiency Life Fund	406,740	-
TriDutch Holding B.V.	585,507	552,061
	992,247	552,061

The bridge loan that was provided by Efficiency Life Fund will need to be repaid in 10 installments in 2019 and 2020. No interest is charged for this loan. The penalty in case of default will be the remaining loan amount with 10% added.

For the loan from Tridutch Holding B.V., there is no repayment schedule in place. The interest rate is charged on the basis of EURIBOR + 3% on the average balance of the loan.

NOTE 10 CONVERTIBLE NOTE PAYABLE

Convertible loans payable at September 30, 2018, and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017
Convertible loan 1	665,311	599,952
Convertible loan 2	1,023,823	959,923
	1,689,134	1,559,875

Loan 1

Party for loan 1 has granted a loan facility in the principle amount of $581,058 or €500,000 with the right, but not the obligation to convert the outstanding loan amounts into shares in the capital of Natur at a company valuation of $17.4 million or €15 million for a term from December 19, 2017, till the maturity date of December 31, 2018, at an interest rate of 10% per annum. An extension of the current loan agreement is currently being negotiated. For 2018 interest of $44,777 has been recorded and added to the loan amount.

Loan 2

On October 20, 2017, an amount of $929,692 or €800,000 was advanced to the Company for a loan agreement that was drafted but never signed. An interest rate of 5% per annum is calculated and the loan has a maturity date of February 28, 2018. The loan is convertible to shares of Natur at a company valuation of $23.3 million or €20 million. The loan is in default and lender has demanded payment and does not want to convert. For 2018 interest of $47,762 has been recorded and added to the loan amount.

NOTE 11 RELATED PARTY CONVERTIBLE NOTE PAYABLE

	September 30,	December 31,
	2018	2017
Convertible loan Efficiency Life Fund	(11,846,208)	(11,031,512)

The convertible loan from related parties consists of a convertible loan granted by Efficiency Life Fund SPC (ELF). ELF provided several loans from time to time that were all converted into one loan agreement, signed at December 21, 2017. All future interest of the previous loans after this date are waived.

The first loan that was granted was an unsecured loan that got modified to a convertible loan at December 21, 2017. Therefore, it is accounted for as debt extinguishment.

Repayment of the loan amount and accrued interest will be made as reflected in the schedule below at a premium of 5% on the loan amount plus accrued interest.

ELF has been granted a conversion right (not obligation) to acquire shares as of November 1, 2019, at a company valuation of Natur $23.3 million or €20 million. The Company can only prevent EFS exercising this right if the Company makes the repayments as reflected in the schedule below. If the conversion is not exercised, the loan will remain unpaid and interest of 5% will be calculated going forward.

NL Life sciences B.V., being a signatory party to the convertible loan agreement (CLA), agreed to pledge a portion of its shares in the Company in favor of ELF up to an amount equal to 10% of the Company’s issued shares as a security for the Company’s repayment obligation of the loan (the pledge).

	Grant date	Facility amount	Accrued interest	Total facility		Maturity date
Loan 1	August 1, 2016	€2,000,000	€115,041	€2,115,041	$2,457,921	August 10, 2018
Add 1.1	December 1, 2016	€1,000,000	€47,726	€1,047,726	$1,217,578	December 11, 2018
Add 1.2	January 11, 2017	€1,000,000	€41,726	€1,041,726	$1,210,605	January 22, 2019
Add 1.3	February 17, 2017	€150,000	€5,795	€155,795	$181,052	February 26, 2019
Add 1.4	March 6, 2017	€850,000	€29,548	€879,548	$1,022,136	March 6, 2019
Add 1.5	May 4, 2017	€300,000	€8,521	€308,521	$358,537	May 14, 2019
Add 1.6	June 6, 2017	€1,000,000	€22,849	€1,022,849	$1,188,668	June 16, 2019
Loan 2	July 17, 2017	€1,700,000	24,621	€1,724,621	$2,004,207	November 1, 2018
Loan 3	December 21, 2017	€1,000,000	0	€1,000,000	$1,162,115	November 1, 2018
Loan 3.1	January 18, 2018	€500,000	0	€500,000	$581,058	November 1, 2018
Loan 3.2	February 19, 2018	€250,000	0	€250,000	$290,529	November 1, 2018
Loan 3.3	March 16, 2018	€250,000	0	€250,000	$290,529	November 1, 2018
Interest payments				€(102,165)	$(118,727)
Total				€10,193,662	$11,846,208

On June 11, 2018 it was agreed that in case neither the lender has exercised its conversion rights or the Company has repaid the loans in accordance with the aforementioned schedule, the repayment date of the loans 1, 2 and 3 are extended to September 1, 2019, under the condition that the Company performs its duties in good faith and without effecting the rights of the lender with unusual expenditure decisions. Conversion rights can be exercised from September 1, 2019.

NOTE 12 LOSS PER SHARE

At September 30, 2018 and December 31, 2017, the Company had 1,037,397 shares of common stock issued and outstanding. There are no dilutable shares.

NOTE 13 COMMITMENTS AND CONTINGENCIES

Rental agreement for the office

Natur Holding B.V. has a rental agreement for an annual rent of $306,129 or €256,376. The rent period is until June 30, 2021.

Rental agreement for the shop

NL Juices Retail B.V. has a rental agreement for an annual rent of $85,972 or €72,000. The rent period is 10 years with an option to terminate the contract as of June 30, 2019 (2 years after the contract started) and as of June 30, 2022 (5 years after the contract started). The property must be delivered to the landlord “at it was provided” at the beginning of the lease. The landlord has only rented out the shell.

Fiscal unity

For the corporate income tax, Natur Holding B.V., Naturalicious Rest of Europe B.V., Hi-tech Juices B.V., NL Juices Retail B.V., NL Juices Online B.V., NFF Trading B.V. and The Force of Nature B.V. are a fiscal unity. Pursuant to the Collection of State Taxes Act, the Company and its subsidiaries are severally and jointly liable for the tax payable by the combination.

For the value added tax purposes, Natur Holding B.V., NL Juices Retail. B.V., Hi-tech Juices B.V., NL Juices Online B.V., NFF Trading B.V. and The Force of Nature B.V. are a fiscal unity. Pursuant to the Collection of State Taxes Act, the Company and its subsidiaries are severally and jointly liable for the tax payable by the combination.

NOTE 14 DISCONTINUED OPERATIONS AND ASSETS/LIABILITIES HELD FOR DISPOSAL

Effective November 30, 2018, the Company has closed down the London office and shops as part of the restructuring plan. Functionally the operations were shut down before September 30, 2018 and therefore we have qualified it as discontinued operations. The sale of assets is in process. The existing support functions have been transferred to the headquarters in Amsterdam as part of the centralization of support staff initiative. A distributor for the UK has been engage, who will deliver to our current customer base. In accordance with the guidance provided in ASC 205-20, the Company concluded that this sale qualified for presentation as discontinued operations. The Company has no ongoing or future plans to start a new operating entity in the United Kingdom. Prior period income statement balances applicable to the United Kingdom operations have been reclassified and are included under the Discontinued Operations caption in the statements of operations while related assets and liabilities were reclassified to Assets Held for Disposal and Liabilities Held for Disposal, respectively on the balance sheet.

The following table presents the carrying amounts of the major classes of assets and liabilities included in our discontinued operations as presented on our Consolidated Balance Sheet as of September 30, 2018. There were no items remaining on our Consolidated Balance Sheet as of September 30, 2018, related to discontinued operations.

	September 30, 2018	December 31, 2017
Current assets
Cash at banks and in hand	1,253	40,881
Related party receivable	-	199,176
Inventories	-	69,370
Other current assets	74,626	92,321
Total current assets	75,879	401,747

Fixed Assets
Tangible fixed assets	31,681	46,473
Financial Fixed Assets	24,259	15,246
Total fixed assets	55,940	61,719

TOTAL ASSETS	131,819	463,466

Short term debt
Accounts Payable	43,042	132,168
Accrued expenses & other contingent liabilities	49,654	120,673
Total short term debt	92,696	252,841

NOTE 15 SUBSEQUENT EVENTS

On September 21, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) pursuant to which it sold to Alpha Credit Anstalt (“Alpha”) 2,469.131 shares of non-voting, convertible Series A Preferred Stock, each share convertible into approximately 33,000 shares of Common Stock at the rate of $.030303 per share. Alpha also purchased two warrants, one pursuant to the SPA that is exercisable for 33,000,000 shares of Common Stock at an exercise price of $.060606 per share and one pursuant to a debt cancellation agreement exercisable for 6,000,000 shares of Common Stock at an exercise price of $.15 per share. The aggregate purchase price for the Series A Preferred Stock and the two warrants was $2,000,000 in cash and conversion of approximately $769,000 of principle debt and interest due to Alpha from the Company under a prior loan agreement.

NATUR INTERNATIONAL CORP.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

For the nine months ending September 30, 2018

TABLE OF CONTENTS

Page

Unaudited Pro Forma Combined Financial Statements	23

Unaudited Pro Forma Balance Sheet at September 30, 2018	25

Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2018	26

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 13, 2018, Future Healthcare of America (“Parent Company”) completed the transactions (the “Share Exchange Transaction”) contemplated by that certain Share Exchange Agreement, among Parent Company and the former shareholders of Natur Holdings, B.V., a Netherlands-based holding company (“Natur”). In connection with the Share Exchange Transaction, the former shareholders of Natur received the equivalent of 215,759,999 shares of the Common Stock of Parent Company (the “Common Stock”), which was issued in part as 115,760,000 shares of Common Stock and in part as 100,000 shares of voting, convertible Series B Preferred Stock of Parent Company (the “Series B Preferred Stock”) representing 100,000,000 shares of Common Stock upon conversion. The Series B Preferred Stock will convert automatically upon Parent Company increasing the number of shares of Common Stock of its authorized capital in sufficient amount to permit the conversion of the Series B Preferred Stock, which it plans to do promptly so as to cause the conversion of the Series B Preferred Stock. Immediately after the Share Exchange Transaction, the former Natur shareholders collectively have a controlling position among the shareholders of Parent Company, and Natur has become a wholly-owned subsidiary of Parent Company. At closing the number of common shares, issued and outstanding was 129,049,192.

On September 21, 2018, Parent Company also executed a Securities Purchase Agreement (the “SPA”) by which it agreed to privately issue and sell to Alpha Credit Anstalt (the “Alpha”) 2,469.131 shares of non-voting, convertible Series A Preferred Stock, each share convertible into approximately 33,000 shares of Common Stock at the rate of $.030303. Alpha also purchased two warrants, one pursuant to the SPA that is exercisable for 33,000,000 shares of Common Stock at $.060606 per share and one pursuant to a debt cancellation agreement exercisable for 6,000,000 shares of Common Stock at $.15 per share. The aggregate purchase price for the Series A Preferred Stock and the two warrants was $2,000,000 in cash and conversion of approximately $769,000 of debt and interest due Alpha from Parent Company under a prior loan agreement. Prior to the acquisition of Natur, Alpha also cancelled approximately $651,000 of debt principle and interest due from Parent Company. These transactions eliminated $1,420,000 of debt principle and interest of Parent Company and improved its balance sheet. As part of the SPA transaction, Alpha has also agreed to reimburse up to $100,000 of the liabilities of Parent Company existing at the closing date.

In connection with the SPA, Parent Company and Alpha also entered into a registration rights agreement providing for the registration of the Common Stock issuable upon conversion of the Series A Stock and upon exercise of the two warrants. The Parent Company is required to file a registration statement on or before January 11, 2019, and have it declared effective within a stated period thereafter. The failure to observe the terms of the filing dates and effective dates will result in liquidated damages up to an aggregate of 10% of the invested amount.

The Acquisition will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the Natur shareholders and will have effective control of the Parent Company. For accounting purposes, Natur will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Parent Company. Accordingly, Parent Company assets, liabilities and results of operations will become the historical financial statements of the registrant, and Parent Company’s assets, liabilities and results of operations will be consolidated with Natur effective as of the date of the closing of the Share Exchange Transaction. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma condensed balance sheet as of September 30, 2018 assumes that the Merger took place on September 30, 2018 and combines the historical balance sheets of Parent Company and Natur as of September 30, 2018. The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 assumes that the Merger took place as of January 1, 2017, and combines the historical results of Parent Company and Natur for the nine months ended September 30, 2018 and for the year ended December 31, 2017, respectively. The historical financial statements of Parent Company and Natur, which are provided elsewhere in this proxy statement/prospectus/information statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined balance sheet as of September 30, 2018, and the unaudited combined statements of operations for the nine months ended September 30, 2018, presented herein, gives effect to the Share Exchange Transaction as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma financial statements as a result of the amount, if any, of capital raised by Natur between entering the Merger Agreement and closing of the Merger; the amount of cash used by Parent Company’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of closing of the Merger; and other changes in the Parent Company’s assets and liabilities that occur prior to the completion of the Merger.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Natur and Parent Company been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of Natur, and the historical financial statements of Parent Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

FUTURE HEALTHCARE OF AMERICA LTD

PROFORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

As of September 30, 2018

	NATUR	FUTU
	September 30, 2018	September 30, 2018	Pro forma Adjustments	Pro forma Combined

ASSETS

Current assets
Cash at banks and in hand	34,747	60,202	1,818,666	1,913,615
Accounts receivable	108,431	182,360	-	290,791
Related party receivable	1,861	-	-	1,861
Inventories	148,891	-	-	148,891
Other current assets	378,092	13,694	-	391,786
Current assets held for disposal	75,879	176,601	-	252,480
Total current assets	747,901	432,857	1,818,666	2,999,425

Fixed Assets
Intangible fixed assets	49,182	-	-	49,182
Tangible fixed assets	570,872	-	-	570,872
Financial Fixed Assets	217,488	-	-	217,488
Non-current assets held for disposal	55,940	-	-	55,940
Total fixed assets	893,482	-	-	893,482

TOTAL ASSETS	1,641,383	432,857	1,818,666	3,892,906

LIABILITIES AND MEMBERS’ DEFICIT

Short term debt
Accounts Payable	1,813,056	139,030	-	1,952,086
Accrued expenses & other contingent liabilities	546,779	660,476	(591,334)	615,921
Related party other liabilities	1,952,598	-	-	1,952,598
Related party other notes	992,247	279,879	-	1,272,126
Convertible note payable	1,689,134	-	-	1,689,134
Related party convertible note payable	11,846,208	1,010,000	(1,010,000)	11,846,208
Current liabilities held for disposal	92,696	289,983	-	382,679
Total short term debt	18,932,718	2,379,368	(1,601,334)	19,710,752

Total liabilities	18,932,718	2,379,368	(1,601,334)	19,710,752

Retained Deficit
Common stock	11,677	11,266	106,106	129,049
Additional paid in capital	3,420,643	2,210,420	(854,303)	4,776,760
Subscription receivable	-	(270,005)	270,005	-
Total Members’ deficit	(20,155,456)	(3,898,192)	3,898,192	(20,155,456)
Accumulated other comprehensive loss	(568,199)	-	-	(568,199)
TOTAL EQUITY	(17,291,335)	(1,946,511)	3,420,000	(15,817,846)

LIABILITIES AND MEMBERS’ DEFICIT	1,641,383	432,857	1,818,666	3,892,906

FUTURE HEALTHCARE OF AMERICA LTD

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

For the nine months ended September 30, 2018

	NATUR	FUTU
	September 30, 2018	September 30, 2018	Pro forma Adjustments	Pro forma Combined

REVENUE	1,501,422	1,138,825	(1,138,825)	1,501,422

COST OF GOODS SOLD	869,297	853,702	(853,702)	869,297

GROSS MARGIN	632,125	285,123	(285,123)	632,125

OPERATING EXPENSES
Wages & Salaries	1,042,454	306,356	(306,356)	1,042,454
Selling, General & Administrative	3,333,818	258,751	(258,751)	3,333,818
Amortization & depreciation	157,533			157,533

Total operating expenses	4,533,805	565,107	(565,107)	4,533,805

LOSS FROM OPERATIONS	(3,901,680)	(279,984)	279,984	(3,901,680)

Interest expense	207,674	(76,903)	76,903	207,674

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,109,354)	(356,887)	356,887	(4,109,354)

Income taxes	-	-	-	-

INCOME FROM CONTINUING OPERATIONS	(4,109,354)	(356,887)	356,887	(4,109,354)

Discontinued operations (Note 13)
Loss from operations of discontinued operations	(795,354)	(234,994)	234,994	(795,354)

NET LOSS ATTRIBUTE TO MEMBERS	(4,904,708)	(591,881)	591,881	(4,904,708)

Loss per share – basic and diluted	(4.73)	-	-	(4.73)

COMPREHENSIVE INCOME

Net Loss	(4,904,708)	-	-	(4,904,708)
Other comprehensive income (loss)
foreign currency translation adjustments	546,613	-	-	546,613

COMPREHENSIVE LOSS	(4,358,095)	-	-	(4,358,095)

NOTES AND ASSUMPTIONS TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

[a] – Alpha will pay $2,000,000 to FUTU, of which $181,334 will be used to pay off liabilities of FUTU. Of the $2,000,000 a prepayment was made of $270,005.

[b] – Alpha will convert $769,000 of the convertible note into common stock of FUTU. The remainder of the note ($241,000) plus accrued interest ($410,000) will be waived.

[c] – 115,760,000 shares have been issued at $0.001 to the Natur shareholders. Before the merger, the number of shares of common stock, issued and outstanding was 11,266,000. Total number of shares of common stock issued and outstanding after the merger is 129,049,000 at a nominal value of $0.001. Excludes all shares of preferred stock issued in connection with the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUR INTERNTAIONAL CORP.,
a Wyoming corporation

Dated: January 9, 2019	By:	/S/ Ellen Berkers
	Name:	Ellen Berkers
	Title:	Chief Executive Officer